Exhibit 8.1

List of Subsidiaries and Variable Interest Entities of

Hurray! Holding Co., Ltd.

Name of Subsidiary	Jurisdiction of Incorporation
Hurray! Times Communications (Beijing) Ltd.	People’s Republic of China

Name of Variable Interest Entity	Jurisdiction of Incorporation
Hurray! Solutions Ltd.	People’s Republic of China
Beijing Cool Young Information Technology Co., Ltd.	People’s Republic of China
Beijing Enterprise Network Technology Co., Ltd.	People’s Republic of China
Beijing WVAS Solutions Ltd.	People’s Republic of China
Beijing Palmsky Technology Co., Ltd.	People’s Republic of China
Beijing Hutong Wuxian Technology Co., Ltd.	People’s Republic of China
Shanghai Magma Digital Technology Co., Ltd.	People’s Republic of China
Beijing Hengji Weiye Electronic Commerce Co., Ltd.	People’s Republic of China
Hurray! Digital Music Technology Co., Ltd.	People’s Republic of China
Huayi Brothers Music	People’s Republic of China
Beijing Hurray! Freeland Digital Music Technology Co., Ltd.	People’s Republic of China